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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


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                                                              Jurisdiction of           Percent                 Assumed
         Name of Subsidiary                                   Incorporation             Owned                     Names
         ------------------                                   -------------             -----                     -----

Lobdell Emery Corporation ("Lobdell")                         Michigan                  100%              The Lobdell-Emery
                                                                                                          Manufacturing Company
         Laserweld International, L.L.C.                      Indiana                   100%-Lobdell
         Concept Management Corporation ("CMC")               Michigan                  100%-Lobdell
                  Creative Fabrication Corporation            Tennessee                 100%-CMC          Oxford Automotive
BMG Holdings, Inc. ("BMGH")                                   Ontario, Canada           100%
         BMG North America Limited ("BMG")                    Ontario, Canada           100%-BMGH
                  829500 Ontario Limited                      Ontario, Canada           100%-BMG
                  976459 Ontario Limited                      Ontario, Canada           100%-BMG
Howell Industries, Inc.                                       Michigan                  100%
Oxford Suspension Ltd.                                        Ontario, Canada           100%
Oxford Suspension, Inc. ("OSI")                               Michigan                  100%
         Metalurgica Carabobo S.A.                            Venezuela                 49%-OSI
RPI Holdings, Inc. ("RPIH")                                   Michigan                  100%
         RPI, Inc.                                            Michigan                  100%-RPIH
         Prudenville Manufacturing, Inc.                      Michigan                  100%-RPIH
Oxford Automotriz de Mexico S.A. de C.V. ("OAM")              Mexico, D.F.              100%
         Oxford Automotriz Silao S.A. de C.V.                 Mexico, D.F.              100% - OAM
         Oxford Automotriz Saltillo S.A. de C.V.              Mexico, D.F.              100% - OAM
         Oxford Automotriz Administrativos S.A. de C.V.       Mexico, D.F.              100% - OAM
OASP, Inc. ("OASP")                                           Michigan                  100%
         Oxford Automotive France SAS ("OAF")                 France                    99%-OASP
                  Cofimeta S.A.                               France                    100%-OAF
                  Sominor S.A.                                France                    99%-OAF
                  Aubry S.A.                                  France                    99%-OAF
                  Ecrim S.A.                                  France                    99%-OAF
                  Socori Technology S.A.                      France                    99%-OAF
OASP II, Inc.                                                 Michigan                  100%


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